UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________

FORM 8-K
 _________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 18, 2012
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Hudson Pacific Properties, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-34789	27-1430478
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification No.)
incorporation)

11601 Wilshire Blvd., Suite 1600 Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 445-5700
Registrant's Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report
_________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Hudson Pacific Properties, Inc., a Maryland corporation (referred to herein as the “Company,” “we,” “our” and “us”), in connection with the matters described herein.

Item 1.01    Entry into a Material Definitive Agreement.

On January 23, 2012, we completed an underwritten public offering of 2,300,000 shares of our 8.375% Series B Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Series B Preferred Stock”), for net proceeds of approximately $58.8 million, after deducting the underwriting discount and estimated expenses payable by us. In connection with the issuance and sale of shares of the Series B Preferred Stock, we entered into an underwriting agreement, dated January 18, 2012, among us, our operating partnership, Hudson Pacific Properties, L.P. (the “Operating Partnership”), and Wells Fargo Securities, LLC, as the representative of the several underwriters named therein (the “Underwriting Agreement”). The Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and the Operating Partnership have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).  Pursuant to the Underwriting Agreement, we have agreed not to sell or transfer any shares of Series B Preferred Stock or any equity securities similar to or ranking on par with or senior to the Series B Preferred Stock or any securities convertible into or exercisable or exchangeable for the Series B Preferred Stock or similar, parity or senior equity securities for 45 days after January 18, 2012 without first obtaining the written consent of Wells Fargo Securities, LLC. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The offering was made pursuant to a shelf registration statement declared effective by the Securities and Exchange Commission on July 21, 2011 (File No. 333-175326), a base prospectus, dated July 21, 2011, included as part of the registration statement, and a prospectus supplement, dated January 18, 2012, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act. We are filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of our counsel, Venable LLP, regarding certain Maryland law issues concerning the shares of Series B Preferred Stock issued and sold in the offering.
On January 23, 2012, we contributed the net proceeds of the offering to our Operating Partnership in exchange for 2,300,000 8.375% Series B Cumulative Redeemable Preferred Units of partnership interests in the Operating Partnership. The Operating Partnership will use the net proceeds to repay indebtedness under our secured revolving credit facility.
Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On January 19, 2012, we filed with the State Department of Assessments and Taxation of the State of Maryland (“SDAT”) articles supplementary (the “Articles Supplementary”) to our charter, as amended and supplemented, classifying and designating an additional 2,200,000 of our authorized but unissued shares of preferred stock, $0.01 par value per share, as Series B Preferred Stock. As set forth in the Articles Supplementary, the additional shares of Series B Preferred Stock have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption as the 3,500,000 Series B Preferred Stock initially issued by us in an underwritten public offering in December 2010. A copy of the Articles Supplementary is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 8.01.     Other Events.
On January 19, 2012, we filed with the SDAT a Certificate of Correction (“Certificate of Correction”) to the Articles Supplementary filed with the SDAT on December 8, 2012, a copy of which was filed with the Securities and Exchange Commission on May 12, 201 as Exhibit 3.3 to the post-effective amendment to our registration statement on Form S-11 (File No. 333-170571). A copy of the Certificate of Correction is filed as Exhibit 8.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01     Financial Statements and Exhibits.

Exhibit No.	Description
1.1
Underwriting Agreement, dated January 18, 2012, among Hudson Pacific Properties, Inc., Hudson Pacific Properties, L.P., and Wells Fargo Securities, LLC, as the representative of the several underwriters named therein.

3.1	Articles Supplementary.
5.1	Opinion of Venable LLP.
23.1	Consent of Venable LLP (included in Exhibit 5.1).
99.1	Certificate of Correction.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON PACIFIC PROPERTIES, INC.
Date: January 23, 2012	By:	/s/ Mark T. Lammas
Mark T. Lammas
Chief Financial Officer

EXHIBIT INDEX

(d)	Exhibits.

Exhibit No.	Description
1.1
Underwriting Agreement, dated January 18, 2012, among Hudson Pacific Properties, Inc., Hudson Pacific Properties, L.P., and Wells Fargo Securities, LLC, as the representative of the several underwriters named therein.

3.1	Articles Supplementary.
5.1	Opinion of Venable LLP.
23.1	Consent of Venable LLP (included in Exhibit 5.1).
99.1	Certificate of Correction.